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                                                                     EXHIBIT 99

[CheckFree Logo]          Media contact:      Matt Lewis, CheckFree Corporation
                                             (770) 734-3404
                                              matt_lewis@atl.checkfree.com



                             FOR IMMEDIATE RELEASE


         CHECKFREE ANNOUNCES COMPLETION OF SECURITIES DIVISION (CSSII)
                                  DIVESTITURE
                      Unit Sold to SunGard for $20 Million

Columbus OH (October 4, 1996) - CheckFree Corporation (NASDAQ:CKFR, www.checkfree.com) announced today the completion of the sale of its securities certificate accounting software business (CSSII) to SunGard SSI Inc., a wholly owned subsidiary of SunGard Data Systems Inc. (NASDAQ:SNDT), for $20 million.

The sale included the existing installed base of CSSII products and all maintenance contracts. In addition, SunGard will assume the service and support responsibilities for the products. CheckFree announced its plan to divest the CSSII business on July 23, 1996, and the agreement to sell the unit to SunGard on August 21, 1996.

Founded in 1981, CheckFree Corporation is the leading provider of electronic commerce services, software and related products for more than 729,000 consumers, 1,000 businesses and 850 financial institutions. CheckFree designs, develops and markets services that enable its customers to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure transactions on the Internet.

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